EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-00890) of our report dated May 14, 1999 relating to the financial statements, which appears in AVX Corporation's Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-00890) of our report dated March 26, 1999 relating to the financial statements, which appears in the Annual Report of the AVX Corporation Deferred Compensation Plan on Form 11-K for the year ended December 31, 1998.



                                    PricewaterhouseCoopers LLP
Atlanta, Georgia
August 5, 1999